FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

•       Q1 GAAP diluted EPS from continuing operations of $0.91 versus prior-year GAAP diluted EPS from continuing operations of $0.78

•       Q1 non-GAAP diluted EPS from continuing operations of $0.94 versus prior-year non-GAAP diluted EPS from continuing operations of $0.80

•       Prioritizing safety of Team Schein Members across the globe; assisting customers in building a roadmap to navigate through practice disruptions and prepare for resumption of procedures

•       Implemented broad-based cost reduction initiatives in response to COVID-19

•       Company has access to approximately $1.7 billion in liquidity and a low debt-to-EBITDA ratio

•       Affirms confidence in long-term business strategy

MELVILLE, N.Y., May 5, 2020 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported first quarter 2020 financial results from continuing operations. Results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus (Nasdaq: CVET).

Net sales for the quarter ended March 28, 2020, were $2.4 billion, an increase of 2.9% compared with the first quarter of 2019. The 2.9% increase consisted of 4.0% growth in local currencies and a 1.1% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.1% and acquisition growth was 1.9%. Excluding approximately $21.1 million in corporate revenues from product sales to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, internal sales growth in local currencies was 1.8% (see Exhibit A for details of sales growth and a reconciliation of this non-GAAP measure to GAAP sales).

Net income attributable to Henry Schein, Inc. from continuing operations for the first quarter of 2020 was $130.5 million, or $0.91 per diluted share, compared with prior-year net income from continuing operations of $118.4 million, or $0.78 per diluted share. Non-GAAP net income from continuing operations for the first quarter of 2020 was $134.1 million, or $0.94 per diluted share, compared with non-GAAP net income from continuing operations of $120.6 million, or $0.80 per diluted share, for the first quarter of 2019. Non-GAAP results for the first quarter of 2020 and 2019 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income from continuing operations and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

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 “The COVID-19 pandemic has had a significant impact on our worldwide results for the month of March, and continues to impact our Dental business, in particular, as many dental practices are closed except for emergency procedures. Our Medical and Technology and Value-Added Services businesses have been somewhat more resilient, although each is also currently experiencing sales declines due to COVID-19,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

Dental sales for the first quarter of 2020 of $1.5 billion decreased 4.6%, consisting of a decline of 3.0% in local currencies and a 1.6% decline related to foreign currency exchange. In local currencies, internally generated sales decreased 3.7% and acquisition growth was 0.7%. The 3.7% internal decline in local currencies included a decrease of 3.9% in North America and a decrease of 3.4% internationally.

“North America dental sales were relatively in-line with our expectations in January and February. North America dental consumable merchandise and equipment internal sales were significantly impacted by U.S. dental office closures following the American Dental Association’s recommendation in mid-March that practices suspend operations except for emergency procedures. Similarly, in Canada most provinces recommended that dental practices suspend operations except for emergency procedures, significantly impacting sales late in the quarter,” noted Mr. Bergman. “International dental consumable merchandise and equipment internal sales were also relatively in-line during January and February. However, these sales were significantly impacted in March by social distancing practices across virtually all dental markets served by Henry Schein, including Europe and China. I would note that Germany, and to a lesser extent Australia and Brazil, did not experience as severe an impact compared with other international geographies that we serve. We have begun to see some dental clinics reopen in China, however the rate of practices reopening has been at a gradual pace. In other parts of the world we expect that as stay at home orders are relaxed, dental practices will also begin to resume operations.”

Medical sales for the first quarter of 2020 of $800.7 million increased 17.1%, consisting of 17.2% growth in local currencies and a 0.1% decrease related to foreign currency exchange. In local currencies, internally generated sales increased 13.4% and acquisition growth was 3.8%.

“Internal sales growth of 13.4% in local currencies was driven by solid organic growth earlier in the quarter, as well as an increase of personal protective equipment sales in March. However, current sales in our Medical business are also significantly impacted by COVID-19,” remarked Mr. Bergman.

Technology and Value-Added Services sales from continuing operations of $132.0 million increased 14.2%, consisting of 14.5% growth in local currencies and a 0.3% decline related to foreign currency exchange. In local currencies, internally generated sales increased 6.4% and acquisition growth was 8.1%.

“Technology and Value-Added Services sales growth in the first quarter was primarily driven by positive trends in recurring revenue associated with our practice management, patient engagement and patient demand creation software solutions. In mid-March, the impact from COVID-19 began to materially impact sales in these categories, as well as in new system installations, our DentalPlans.com and our financial services businesses,” said Mr. Bergman. “We are working with our customers to utilize Henry Schein patient engagement solutions so our customers can remain in touch with patients and plan for the resumption of booking of procedures.”

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Response to COVID-19

“Due to the speed and severity of the COVID-19 health care and related economic crisis, this is one of the most trying moments in modern history for everyone,” said Mr. Bergman. “Henry Schein immediately responded to the spread of the virus by prioritizing the safety of Team Schein Members across the globe, while we remained committed to continuing to provide outstanding customer service, driving operating efficiencies across the organization and conserving capital in the face of financial headwinds. We took swift and decisive action to reduce our cost structure to best position Henry Schein through this crisis and beyond. I have the utmost confidence in our business strategy, in our leadership team and in all of Team Schein. Together we are making critical decisions to manage the Company in the interest of all constituents - Team Schein, customers, suppliers, investors and society - and in doing so, we are building value for the long-term.”

Response to COVID-19 - Financial

In a focused effort to generate cash savings, Henry Schein has initiated a number of measures. The Company is aggressively reducing overhead and SG&A expenses, including having implemented a payroll cost reduction plan centered around furloughs, reduced work hours, voluntary unpaid time off, suspension of the 401(k) match, and job reductions. As previously disclosed, the Company temporarily reduced the salary of management at the Director level through Executive Management, ranging from 10% to 100%, respectively. The Company’s Board of Directors has agreed to a temporary reduction of 25% of its non-employee directors’ cash retainer. The Company will closely monitor the health of its business and is prepared to take additional cost saving measures, as warranted.

Henry Schein has reduced or eliminated all non-essential capital expenditures, and in early March, the Company temporarily suspended its acquisition activity and share repurchase program. Prior to this, the Company repurchased 1.2 million shares of its common stock during the first quarter at an average price of $61.49 per share, or a total of approximately $73.8 million. The impact of the repurchase of shares on first quarter 2020 diluted EPS was immaterial. As of today, Henry Schein has $201.2 million authorized and available for future stock repurchases.

Henry Schein has maintained a strong balance sheet as well as a low debt-to-EBITDA ratio at the end of the first quarter of 2020, positioning the Company to weather economic uncertainty. The Company currently has access to approximately $1.7 billion in liquidity, providing flexibility during this challenging time.

Response to COVID-19 – Customer Service

The COVID-19 pandemic is an unprecedented challenge for public health and for the global economy. As this crisis rapidly evolved, Henry Schein worked with its suppliers to expand availability and prioritize the delivery of critical personal protective equipment (PPE) and also brought to market rapid test solutions for health care professionals. As most of our dental and many medical practices began to suspend operations, Henry Schein stepped in to help customers build a roadmap to navigate through the disruptions to their practices, including access to third-party financing resources. Henry Schein is working closely to assist customers with business continuity planning for today, and also in anticipation of practices resuming activity.

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As part of the Company’s commitment to delivering essential products to health care professionals fighting the COVID-19 pandemic in the United States, Henry Schein is a participant in the White House’s COVID-19 Supply Chain Task Force. The Company has also worked with the Strategic National Stockpile to deliver personal protective equipment to COVID-19 testing sites and with the Federal Emergency Management Agency to deliver critical supplies to health care professionals and institutions.

In the United States, Henry Schein recently introduced two rapid point-of-care test kits that can detect antibodies associated with COVID-19 in as little as 15 minutes and without the need for machine equipment. These tests are important because they deliver results quickly and at low cost and can easily and quickly be deployed in large quantities where they are needed. Health care professionals can utilize these test results, along with clinical judgment and assessment of symptoms, to make informed decisions. Henry Schein believes public health officials can also use these tests, as part of broader testing, to better understand the spread of the disease. The Company is working to bring additional tests as well as more PPE to market.

 Currently, the COVID-19 antibody tests offered by Henry Schein are being marketed under an FDA emergency enforcement policy, and have not been independently reviewed by FDA. Under that policy, the tests may be administered by labs and health care professionals at locations that are Clinical Laboratory Improvement Amendments (CLIA) certified to perform high complexity tests.

Financial Guidance

Henry Schein’s financial guidance announced on February 20, 2020, specifically noted that guidance assumed no significant supply chain disruption related to COVID-19. On April 6, 2020, in light of the growing impact of COVID-19 on the business operations of the Company and its customers, Henry Schein announced the withdrawal of its previously announced financial guidance for 2020. Due to the continued uncertainty surrounding COVID-19 and its impact to business operations, Henry Schein is not providing 2020 financial guidance at this time.

First Quarter 2020 Conference Call Webcast

The Company will hold a conference call to discuss first quarter 2020 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website by visiting www.henryschein.com/IRwebcasts. In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 19,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental  and medical  practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 31 countries. The Company's sales from continuing operations reached $10.0 billion in 2019, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein,  and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements include EPS guidance and are generally identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate," “to be,” “to make” or other comparable terms. Forward looking statements include the overall impact of the COVID-19 pandemic on the Company, its results of operations, liquidity, and financial condition (including any estimates of the percentage impact on these items), the efficacy and impact of the Company’s cost reduction initiatives, and the rate at which dental and other practices may begin to resume normal operations in the United States and internationally. Forward looking statements also include the Company’s ability to make additional testing available, the nature of those tests and the number of tests intended to be made available and the timing for availability, the nature of the target market, as well as the efficacy or relative efficacy of the test results given that the test efficacy has not been, or will not have been, independently verified under normal FDA procedures.  A full discussion of our operations and financial condition, status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; increased competition by third party online commerce sites; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs

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for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; risks associated with the Novel Coronavirus Disease 2019 (COVID-19); risks associated with the United Kingdom’s withdrawal from the European Union; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments and the status of litigation matters; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:    Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 28,	March 30,
	2020	2019

Net sales	$2,428,871	$2,360,268
Cost of sales	1,682,832	1,608,578
Gross profit	746,039	751,690
Operating expenses:
Selling, general and administrative	567,387	574,608
Restructuring costs	4,787	4,641
Operating income	173,865	172,441
Other income (expense):
Interest income	3,190	4,771
Interest expense	(7,812)	(16,301)
Other, net	(220)	(419)
Income from continuing operations before taxes, equity in
earnings of affiliates and noncontrolling interests	169,023	160,492
Income taxes	(37,910)	(39,482)
Equity in earnings of affiliates	2,734	2,630
Net income from continuing operations	133,847	123,640
Loss from discontinued operations	(282)	(8,996)
Net Income	133,565	114,644
Less: Net income attributable to noncontrolling interests	(3,304)	(5,227)
Plus: Net loss attributable to noncontrolling interests
from discontinued operations	-	366
Net income attributable to Henry Schein, Inc.	$130,261	$109,783
Amounts attributable to Henry Schein Inc.:
Continuing operations	$130,543	$118,413
Discontinued operations, net of taxes	(282)	(8,630)
Net income attributable to Henry Schein, Inc.	$130,261	$109,783

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$0.91	$0.79
Diluted	$0.91	$0.78

Loss per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$0.00	$(0.06)
Diluted	$0.00	$(0.06)

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.91	$0.73
Diluted	$0.91	$0.73

Weighted-average common shares outstanding:
Basic	142,967	150,257
Diluted	143,095	151,156

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HENRY SCHEIN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 28,	December 28,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$617,368	$106,097
Accounts receivable, net of reserves of $67,028 and $60,002	1,198,743	1,246,246
Inventories, net	1,328,405	1,428,799
Prepaid expenses and other	474,589	445,360
Total current assets	3,619,105	3,226,502
Property and equipment, net	328,033	329,645
Operating lease right-of-use assets, net	215,122	231,662
Goodwill	2,470,603	2,462,495
Other intangibles, net	554,747	572,878
Investments and other	331,590	327,919
Total assets	$7,519,200	$7,151,101

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$780,853	$880,266
Bank credit lines	381,899	23,975
Current maturities of long-term debt	109,507	109,849
Operating lease liabilities	63,150	65,349
Accrued expenses:
Payroll and related	208,395	265,206
Taxes	170,210	165,171
Other	491,820	528,553
Total current liabilities	2,205,834	2,038,369
Long-term debt	865,821	622,908
Deferred income taxes	73,225	64,989
Operating lease liabilities	162,981	176,267
Other liabilities	333,421	331,173
Total liabilities	3,641,282	3,233,706

Redeemable noncontrolling interests	272,126	287,258
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
142,433,360 outstanding on March 28, 2020 and
143,353,459 outstanding on December 28, 2019	1,424	1,434
Additional paid-in capital	17,565	47,768
Retained earnings	3,183,236	3,116,215
Accumulated other comprehensive loss	(227,648)	(167,373)
Total Henry Schein, Inc. stockholders' equity	2,974,577	2,998,044
Noncontrolling interests	631,215	632,093
Total stockholders' equity	3,605,792	3,630,137
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,519,200	$7,151,101

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HENRY SCHEIN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 28,	March 30,
	2020	2019

Cash flows from operating activities:
Net income	$133,565	$114,644
Loss from discontinued operations	(282)	(8,996)
Income from continuing operations	133,847	123,640
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	48,983	40,300
Stock-based compensation (credit) expense	(17,514)	7,110
Provision for losses on trade and other accounts receivable	14,543	1,784
Benefit from deferred income taxes	2,645	7,932
Equity in earnings of affiliates	(2,734)	(2,630)
Distributions from equity affiliates	2,413	52,301
Changes in unrecognized tax benefits	(1,575)	3,214
Other	(13,924)	1,239
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,283)	(11,580)
Inventories	73,038	77,881
Other current assets	(10,002)	(17,782)
Accounts payable and accrued expenses	(137,680)	(150,075)
Net cash provided by operating activities from continuing operations	90,757	133,334
Net cash used in operating activities from discontinued operations	(282)	(167,073)
Net cash provided by (used in) operating activities	90,475	(33,739)

Cash flows from investing activities:
Purchases of fixed assets	(23,008)	(15,918)
Payments related to equity investments and business
acquisitions, net of cash acquired	(37,947)	(603,973)
Proceeds from sale of equity investment	-	10,500
Repayments from loan to affiliate	1,137	15,940
Other	(5,787)	(3,076)
Net cash used in investing activities from continuing operations	(65,605)	(596,527)
Net cash used in investing activities from discontinued operations	-	(2,064)
Net cash used in investing activities	(65,605)	(598,591)

Cash flows from financing activities:
Net change in bank borrowings	358,639	(652,117)
Proceeds from issuance of long-term debt	250,000	741
Principal payments for long-term debt	(8,478)	(7,376)
Debt issuance costs	(58)	-
Proceeds from issuance of stock upon exercise of stock options	-	34
Payments for repurchases of common stock	(73,789)	(150,000)
Payments for taxes related to shares withheld for employee taxes	(13,155)	(9,671)
Distribution received related to Animal Health Spin-off	-	1,120,000
Proceeds related to Animal Health Share Sale	-	361,090
Proceeds from (distributions to) noncontrolling shareholders	(3,664)	52,205
Acquisitions of noncontrolling interests in subsidiaries	(14,925)	(6,057)
Payments to Henry Schein Animal Health Business	(2,962)	(224,773)
Net cash provided by financing activities from continuing operations	491,608	484,076
Net cash provided by financing activities from discontinued operations	282	148,053
Net cash provided by financing activities	491,890	632,129

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(5,489)	10,347
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	-	(2,240)
Net change in cash and cash equivalents from continuing operations	511,271	31,230
Net change in cash and cash equivalents from discontinued operations	-	(23,324)
Cash and cash equivalents, beginning of period	106,097	56,885
Cash and cash equivalents, end of period	$617,368	$88,115

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Exhibit A - QTD Sales

Henry Schein, Inc.
2020 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2020 over Q1 2019

Global	Q1 2020	Q1 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,475,076	$1,546,380	-4.6%	-1.6%	-3.0%	0.7%	-3.7%

Medical	800,688	683,660	17.1%	-0.1%	17.2%	3.8%	13.4%

Total Health Care Distribution	2,275,764	2,230,040	2.1%	-1.1%	3.2%	1.6%	1.6%

Technology and value-added services	131,965	115,598	14.2%	-0.3%	14.5%	8.1%	6.4%

Total excluding Corporate TSA Revenue	2,407,729	2,345,638	2.6%	-1.1%	3.7%	1.9%	1.8%

Corporate TSA revenues (1)	21,142	14,630	44.5%	0.0%	44.5%	0.0%	44.5%
Total Global	$2,428,871	$2,360,268	2.9%	-1.1%	4.0%	1.9%	2.1%

North America	Q1 2020	Q1 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$888,372	$923,506	-3.8%	0.0%	-3.8%	0.1%	-3.9%

Medical	778,028	662,295	17.5%	0.0%	17.5%	3.9%	13.6%

Total Health Care Distribution	1,666,400	1,585,801	5.1%	0.0%	5.1%	1.7%	3.4%

Technology and value-added services	113,498	99,005	14.6%	0.0%	14.6%	8.3%	6.3%

Total excluding Corporate TSA Revenue	1,779,898	1,684,806	5.6%	0.0%	5.6%	2.0%	3.6%

Corporate TSA revenues (1)	-	1,261	n/a	n/a	n/a	n/a	n/a
Total North America	$1,779,898	$1,686,067	5.6%	0.0%	5.6%	2.1%	3.5%

International	Q1 2020	Q1 2019	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$586,704	$622,874	-5.8%	-4.0%	-1.8%	1.6%	-3.4%

Medical	22,660	21,365	6.1%	-2.9%	9.0%	0.0%	9.0%

Total Health Care Distribution	609,364	644,239	-5.4%	-3.9%	-1.5%	1.5%	-3.0%

Technology and value-added services	18,467	16,593	11.3%	-2.7%	14.0%	7.2%	6.8%

Total excluding Corporate TSA Revenue	627,831	660,832	-5.0%	-3.9%	-1.1%	1.6%	-2.7%

Corporate TSA revenues (1)	21,142	13,369	58.1%	0.0%	58.1%	0.0%	58.1%
Total International	$648,973	$674,201	-3.7%	-3.8%	0.1%	1.6%	-1.5%

(1)     Corporate TSA revenues represents sales of certain products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through August 2020.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2020 First Quarter
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)
	First Quarter
			%
	2020	2019	Growth
Net Income from continuing operations attributable to Henry Schein, Inc.	$130,543	$118,413	10.2%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	0.91	0.78	16.7%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$4,787	$4,641
Income tax benefit for restructuring costs (1)	(1,197)	(1,160)
Tax credit related to Animal Health spin-off (2)	-	(1,333)
Total non-GAAP adjustments to Net Income from continuing operations	$3,590	$2,148

Non-GAAP adjustments to diluted EPS from continuing operations	0.03	0.01

Non-GAAP Net Income from continuing operations attributable to Henry Schein, Inc.	134,133	120,561	11.3%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	0.94	0.80	17.5%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)   Represents Q1 2020 restructuring costs of $4,787, net of $1,197 tax benefit, resulting in an after-tax effect of $3,590 and Q1 2019 restructuring costs of $4,641, net of $1,160 tax benefit, resulting in an after-tax effect of $3,481.

(2)   Represents a change in estimate of $1,333 to income tax expense related to a one-time tax expense recorded in Q4 2018 as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off, which was completed on February 7th, 2019.

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